UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

UNIVERSAL POWER GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33207	75-1288690
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

1720 Hayden Road
Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(469) 892-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

       On September 19, 2008, Universal Power Group, Inc., (“UPG” or the “Company”), entered into an agreement with Long Knight, Inc. (formerly known as Silver Spur, Inc.) and Shanah, Inc, (collectively, the “Sellers”) and Richard Nachlinger (“Nachlinger”), the sole shareholder of each of the Sellers, for the purchase of all of the tangible and intangible assets (the “Assets”) used in connection with the business known as Monarch Hunting Products (“Monarch”). Such assets include all inventories (finished goods, work in process and raw materials), machinery and equipment, deposits, furniture and fixtures, all customer and supply contracts, all receivables, all intellectual property rights and goodwill. The total purchase price for the Assets is $1,000,000 adjusted as follows. The Company will be entitled to a credit against the purchase in an amount equal to the profits of the Sellers for the period from September 1, 2008 through the date of closing (the “Interim Period”). Conversely, the purchase price will be increased by the amount of the Seller’s net losses during the Interim Period. The Company will transfer $900,000 to an escrow account to secure its obligations under the Agreement. The transaction is expected to close in early January 2009, subject to various conditions typical in transactions of this sort.

       The Agreement further provides that the Company and Nachlinger will enter into a ten-year lease for the property on and in which the Business is conducted at a rental of $7,800 per month. Finally, Nachlinger agreed to provide consulting services to the Company from the date of the closing through August 31, 2009 for $6,500 per month.

       The Agreement does not involve the acquisition of a significant amount of assets as defined under Instruction 4 of Item 2.01 of form 8-K.

       In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01: Financial Statements and Exhibits.

       (d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of September 1, 2008
99.1	Press release, dated September 25, 2008

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Power Group, Inc.

Date: September 25, 2008	By:	/s/ Roger Tannery
		Name:	Roger Tannery
		Title:	Chief Financial Officer